Exhibit 99.1

EMPLOYMENT AGREEMENT

This Amended and Restated Executive Employment Agreement (the “Agreement”) is made and entered into effective as of September 1, 2015 (the “Effective Date”) by and between ACADIA Pharmaceuticals Inc., a Delaware Corporation (the “Company”), and Stephen R. Davis (“Executive”). The Company and Executive are hereinafter collectively referred to as the “Parties”, and individually referred to each as a “Party”.

RECITALS

A. WHEREAS, the Company and Executive are parties to that certain Executive Employment Agreement dated July 15, 2014 (the “Prior Agreement”); and

B. WHEREAS, the Company and Executive desire to amend and restate in its entirety the Prior Agreement on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Employment.

1.1 The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof. Executive shall be an at-will employee.

1.2 Executive shall serve as President and Chief Executive Officer of the Company, and shall have the normal duties, responsibilities and authority of such office, unless otherwise determined from time to time by the Company’s Board of Directors (the “Board”). Executive shall do and perform all services, acts, or responsibilities necessary or advisable to carry out the job duties of President and Chief Executive Officer of the Company as assigned by the Company, provided, however, that at all times during his employment Executive shall be subject to the direction and policies from time to time established by the Board.

1.3 In connection with Executive serving as President and Chief Executive Officer of the Company, Executive shall be appointed to the Board to fill a newly created directorship. Executive agrees that if Executive’s employment is terminated for any reason whatsoever, Executive will resign, at the Company’s request, from the Board and from any other positions Executive has as an officer or director of any of the Company’s direct or indirect subsidiaries and any other entity in which the Executive is serving as an officer or director at the request of the Company.

2. Loyal and Conscientious Performance. During his employment with the Company, Executive shall devote sufficient energy, abilities and productive time to the proper and efficient performance of this Agreement necessary to properly carry out the duties of President and Chief Executive Officer.

3. Compensation.

3.1 Base Salary. Beginning with the Effective Date of this Agreement, the Company shall pay Executive a salary (the “Base Salary”) of $650,000 per year, subject to standard payroll deductions and withholdings, and payable twice monthly in accordance with the Company’s normal payroll practices. The Base Salary may be subject to annual increases by the Board based on any recommendations from the Compensation Committee of the Board (the “Compensation Committee”).

3.2 Equity. In connection with this Agreement, Executive shall receive from the Company a stock option granting Executive the right to purchase 225,000 shares of the Company’s common stock under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) at the fair market value, as determined in accordance with the terms of the 2010 Plan. The terms and conditions of this grant of stock option shall be set forth in a separate stock option agreement. Any stock options or other equity awards that Executive has previously been granted by the Company shall continue to be governed in all respects by the terms of their applicable grant agreements, grant notices and plan documents.

3.3 In addition to the Base Salary payable to Executive hereunder, the Executive shall be entitled to the following benefits:

3.3.1 All benefits to which all other executive officers of the Company generally are entitled as determined by the Board, on terms comparable thereto, including but not limited to, participation in any and all 401(k) plans, bonus and incentive payment programs, group life insurance policies and plans, medical, health, dental and disability insurance policies and plans, and the like, which may be maintained by the Company for the benefit of its Executive officers.

3.3.2 Executive’s target bonus shall be 70% of Base Salary. The actual annual bonus, if any, will be determined by the Board following a recommendation from the Compensation Committee based on the Executive’s and the Company’s performance for the prior year and shall range from 0-150% of the target bonus. Executive must be an employee of the Company on the date upon which bonuses are paid to be eligible for such a bonus. Executive will not receive a prorated bonus in the event Executive resigns or is terminated prior to the date upon which bonuses are paid. The Board, based on recommendations from the Compensation Committee, shall have the right to change the Executive’s target bonus.

3.3.3 Twenty (20) days of vacation per year, which shall accrue monthly beginning with the effective date of this Agreement consistent with the Company’s policies. If the Executive does not utilize the entire twenty (20) days of annual vacation in a given year, he may carry over days to the extent permitted under the Company’s policies.

3.4 The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement, which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses pursuant to Company policy.

3.5 All of Executive’s compensation shall be subject to customary federal and state withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

3.6 Executive will remain eligible to participate in the Company’s Change in Control Severance Benefit Plan. Executive’s amended and restated participation agreement for that plan will be provided separately.

4. Termination.

4.1 Termination for Cause. The Company shall terminate this Agreement for Cause (as defined herein) by delivery of written notice to Executive specifying the cause or causes relied upon for such termination. If Executive’s employment under this Agreement is terminated by the Company for Cause before the last day of any calendar month, Executive shall be entitled to receive as compensation for such calendar month, only the Base Salary set forth in Section 3.1 prorated to the date of termination on the basis of a 30-day calendar month. Grounds for the Company to terminate this Agreement for “Cause” shall include only the occurrence of any of the following events:

4.1.1 Executive’s willful misconduct or gross negligence in the performance of his duties hereunder;

4.1.2 Executive’s willful failure or refusal to perform in the usual manner at the usual time those duties which he regularly and routinely performs in connection with the business of the Company or such other duties reasonably related to the capacity in which he is employed hereunder which may be assigned to him by the Board, if such failure or refusal has not been substantially cured to the satisfaction of the Board within thirty (30) days after written notice of such failure or refusal has been given by the Company to Executive;

4.1.3 Executive’s performance of any action when specifically and reasonably instructed not to do so by the Board;

4.1.4 Executive engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company;

4.1.5 Executive’s commission of any fraud against the Company or use or appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated; or

4.1.6 Executive’s conviction of any crime involving moral turpitude.

For this purpose of this definition, no act or failure to act by Executive shall be considered “willful” or “grossly negligent” if Executive acted (or failed to act) in good faith with the reasonable belief that his actions or omission was in the Company’s best interest.

Any notice of termination given pursuant to Section 4.1 shall effect termination as of the date specified in such notice, or in the event no such date is specified, on the last day of the month in which such notice is delivered.

4.2 Termination Without Cause. The Company may voluntarily terminate this Agreement without Cause by giving written notice to Executive. Any such notice shall specify the exact date of termination (the “Termination Date”). If Executive’s employment under this Agreement is terminated by the Company without Cause (as defined herein), Executive shall be entitled to receive, after the Termination Date, twelve (12) months of the following Severance Benefits: (i) his Base Salary at the rate existing on the Termination Date; and (ii) if Executive timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or any state equivalent, for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Executive’s health insurance coverage in effect for himself and his eligible dependents on the date of his termination until the earliest of (A) the date that is 12 months after the Termination Date, (B) the expiration of Executive’s eligibility for continuation coverage under COBRA, and (C) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (A) through (C), the “COBRA Payment Period”). If Executive becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA coverage during the period provided in this section, Executive must immediately notify the Company of such event, and the Company’s obligation to pay COBRA premiums on Executive’s behalf shall cease. Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that its payment of COBRA premiums on Executive’s behalf would result in a violation of applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums on Executive’s behalf, the Company will pay Executive on the last day of each remaining month of the COBRA Payment Period a cash payment equal to the COBRA premium for that month, which payment shall be subject to applicable tax withholding (such amount, the “Special Severance Payment”), such Special Severance Payment to be made without regard to Executive’s payment of COBRA premiums and without regard to the expiration of the COBRA Payment Period prior to the end of the Continuation Period following Executive’s Involuntary Termination. Such Special Severance Payment shall end on the earlier of (i) the date on which Executive commences other full-time, regular employment (i.e. excluding temporary or consulting positions) and (ii) the close or termination of the Continuation Period following Executive’s termination. In addition, the Company shall pay to Executive any business expenses which are properly owing to Executive through the date of termination. All Base Salary payments shall be paid over time in accordance with the Company’s general payroll practices, as and when such Base Salary would have been paid had Executive’s employment not terminated. Executive shall not be under any obligation to mitigate the Company’s obligation by securing other employment or otherwise.

4.2.1 Conditions to Receipt of Severance Benefits. The receipt of the Severance Benefits in Section 4.2 will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company (the “Separation Agreement”) so that such Separation Agreement becomes effective no later than sixty (60) days following Executive’s Termination Date. No Severance Benefits will be paid or provided until the Separation Agreement becomes effective. If any Severance Benefits under this Agreement (including the Base Salary continuation) are not covered by one or more exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and the Separation Agreement could become effective in the calendar year following the calendar year in which Executive’s Termination Date occurs, then the latest permitted date on which such Separation Agreement could become effective and irrevocable in accordance with its terms will be considered the effective date of the Separation Agreement and the severance benefits shall commence on such date. Payments deferred pursuant to this paragraph shall be paid in a lump sum to Executive, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.

4.3 Termination by Executive. Executive may voluntarily terminate this Agreement upon written notice of such termination submitted to the Board, and in such event Executive shall be entitled to receive all amounts due to him through the date of termination.

4.4 This Employment Agreement is a personal services contract whereby the Company is engaging the services of Executive. By entering into this Agreement, the Company is relying on Executive performing his services for the Company throughout the entire term of this Agreement.

5. Section 409A. Notwithstanding anything set forth in this Agreement to the contrary, any payments and benefits provided pursuant to this Agreement which constitute “deferred compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A shall not commence until Executive has incurred a “separation from service” (as such term is defined in the Treasury Regulation Section 1.409A-1(h) (“Separation From Service”), unless the Company reasonably determines that such amounts may be provided to Executive without causing Executive to incur the additional 20% tax under Section 409A. It is intended that all of the Severance Benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether Severance Payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to Executive prior to the earliest of (i) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company, (ii) the date of Executive’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to Executive, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.

6. Death or Disability During the Term of Employment.

6.1 This Agreement shall terminate without notice upon the date of Executive’s death or the date when Executive becomes “completely disabled” as that term is defined in Section 6.4.

6.2 In the event of Executive’s death, all rights of Executive to compensation hereunder shall automatically terminate immediately upon his death, except that Executive’s heirs, personal representatives or estate shall be entitled to any unpaid portion of his salary and accrued benefits earned up to the date of his death.

6.3 In the event Executive is disabled, Executive shall be entitled to receive such disability benefits as would apply to other executive officers in the Company, subject to the terms and conditions of any such Company disability program.

6.4 The term “completely disabled” as used in this Agreement shall mean the inability of Executive to perform his duties under this Agreement because he has become permanently disabled within the meaning of any policy and disability income insurance covering Executives of the Company then in force. In the event the Company has no policy of disability income insurance covering Executives of the Company in force when Executive becomes disabled, the term “completely disabled” shall mean the inability of Executive to perform his normal and customary duties under this Agreement for a total of four (4) consecutive months by reason of any incapacity, physical or mental, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated Executive from satisfactorily performing all of his usual services for the Company during the foreseeable future. The action of the Board shall be final and binding and the date such action is taken shall be the date of such complete disability for purposes of this Agreement, and upon such date this Agreement shall become null and void and of no further force and effect.

7. Non-Solicitation. Executive agrees that during the period of his employment with the Company and for twelve (12) months after the date Executive’s employment is terminated for any reason, Executive will not, either directly or through others, solicit or encourage or attempt to solicit or encourage any employee, independent contractor, or consultant of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

8. Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs, executors, administrators, estate, beneficiaries, and legal representatives. Neither this Agreement nor any rights or obligations under this Agreement shall be assignable by either party without the prior express written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

9. Notices. All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or sent by facsimile (with confirmation of receipt), or sent by recognized commercial overnight courier, or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

Attention: General Counsel

ACADIA Pharmaceuticals Inc.

3611 Valley Centre Drive, Suite 300

San Diego, CA 92130

Fax 858-320-8637

If to Executive:

At the then-current address on file with Human Resources.

Any such written notice shall be deemed received when personally delivered or upon receipt in the event of facsimile or overnight courier, or three (3) days after its deposit in the United States mail by certified mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

10. Choice of Law. This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of California. Each of the parties hereto agrees to the exclusive jurisdiction of the state and federal courts located in the State of California for any and all actions between the parties. Subject to the provisions of Section 19, any controversy or claim arising out of or relating to this Agreement or breach thereof, whether involving remedies at law or in equity, shall be adjudicated in San Diego County, California.

11. Integration. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties, including the Prior Agreement. This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

12. Waiver. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver of any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach. No failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by either party hereto shall constitute a waiver thereof or shall preclude any other or further exercise of the same or any other right, power or remedy.

13. Severability. The unenforceability, invalidity, or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal.

14. Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

15. Attorneys’ Fees. In any controversy or claim arising out of or relating to this Agreement or the breach thereof, which results in legal action, proceeding or arbitration, the prevailing party in such action, as determined by the court or arbitrator, shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall together constitute an original thereof.

17. Representations and Warranties. Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreement between Executive and any other person or entity. Executive affirms that he has no agreement with any other party that would preclude his compliance with any obligations under this Agreement.

18. Preservation of Property. Executive will exercise reasonable care, consistent with good business judgment to preserve in good working order, subject to reasonable wear and tear from authorized usage, and to prevent loss of, any equipment, instruments or accessories of the Company in his custody for the purpose of conducting the business of the Company. Upon request, Executive will promptly surrender the same to the Company at the conclusion of his employment, or if not surrendered, Executive will account to the Company to its reasonable satisfaction as to the present location of all such instruments or accessories and the business purpose for their placement at such location. At the conclusion of Executive’s employment with the Company, he agrees to return such instruments or accessories to the Company or to account for same to the Company’s reasonable satisfaction.

19. Arbitration. Any controversy or claim arising out or relating to this Agreement, or the breach hereof, or arising out of or relating to the rights, duties or obligations of the Company or of Executive shall be settled by binding arbitration conducted in San Diego County, California in accordance with, and by an arbitrator appointed pursuant to the rules of the American Arbitration Association in effect at the time, and the judgment upon the award rendered pursuant thereto shall be in writing and may be entered in any court having jurisdiction, and all rights or remedies of the Company and of the Executive to the contrary are hereby expressly waived. The Company shall pay the arbitration fees and costs for such arbitrator.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ACADIA Pharmaceuticals Inc.		EXECUTIVE:

By:	/s/ Glenn F. Baity	/s/ Stephen R. Davis
Name:	Glenn F. Baity	Stephen R. Davis
Title:	Executive Vice President & General Counsel